                                                                   EXHIBIT 10.18

                                TRUST AGREEMENT

                                    Between

                                PNC BANK CORP.,
                                   as Settlor

                                     -and-

                               NATIONSBANK N.A.,
                                   as Trustee




              As Amended and Restated Effective December 31, 1996

                                TRUST AGREEMENT

                                     INDEX

                                                                                            Page
SECTION I                TRUST FUND.....................................................      1
      1.1                Name of Trust..................................................      1
      1.2                Establishment of Trust Fund....................................      1
      1.3                Description of Trust...........................................      2
      1.4                Revocability...................................................      2
      1.5                Acceptance by the Trustee......................................      2

SECTION II               AUTHORITY......................................................      2
      2.1                Distributions from Trust Fund..................................      2
      2.2                Indemnification................................................      3
      2.3                Trustee Responsibility for Payments When Company Is
                         (or Is Deemed To Be) Insolvent.................................      3

SECTION III              EFFECT OF A CIC TRIGGER EVENT OR A
                         CHANGE IN CONTROL..............................................      3
      3.1                Contributions to the Trust;
                         Irrevocably of the Trust.......................................      3
      3.2                Payments to the Company........................................      4
      3.3                Disputes Between Participant
                         and Trustee....................................................      5
      3.4                Insufficiency of Trust Fund....................................      5

SECTION IV               INVESTMENT OF THE TRUST FUND...................................      5
      4.1                General........................................................      5
      4.2                Appointment of Investment Managers
                         by the Company.................................................      5
      4.3                Allocation of Assets by the Company
                         for Investment.................................................      6
      4.4                Investment Responsibility of the
                         Trustee .......................................................      6
      4.5                Investment Powers of Trustee...................................      6
      4.6                Administrative Powers of the
                         Trustee........................................................      7

SECTION V                DIVERSIFICATION................................................      8

SECTION VI               FIDUCIARY RESPONSIBILITY.......................................      8

SECTION VII              TAXES AND TRUSTEE'S COMPENSATION...............................      9
      7.1                Trustee's Compensation.........................................      9
      7.2                Taxes..........................................................      9

SECTION VIII             BOOKS, RECORDS AND ACCOUNTS....................................      9

SECTION IX               RESIGNATION AND REMOVAL OF
                         TRUSTEE........................................................     10

SECTION X                AMENDMENT AND TERMINATION......................................     11
      10.1               Prior to a Change in Control and Other Than During
                         a Change in Control Period.....................................     11
      10.2               Following a Change in Control or During a
                         Change in Control Period.......................................     11
      10.3               Compliance with ERISA and the
                         Code...........................................................     11
      10.4               Execution of Amendments........................................     11
      10.5               Winding Up.....................................................     11

SECTION XI               CONSOLIDATION OR MERGER........................................     12

SECTION XII              SPENDTHRIFT TRUST..............................................     12

SECTION XIII             PARTICIPATING EMPLOYERS........................................     12
      13.1               Adoption of Trust by Affiliated Employers......................     12
      13.2               Actions by Affiliates..........................................     12
      13.3               Company Amends on Behalf of
                         All Employers..................................................     12
      13.4               Any Employer May Terminate.....................................     13

SECTION XIV              CHOICE OF LAW..................................................     13

SECTION XV               NECESSARY PARTIES; THIRD PARTY
                         BENEFICIARIES..................................................     13

SECTION XVI              SUCCESSORS TO THE COMPANY AND
                         ITS AFFILIATES.................................................     13

SECTION XVII             DEFINITIONS....................................................     14
      17.1               Change in Control..............................................     14
      17.2               CIC Failure....................................................     14
      17.3               CIC Period.....................................................     15
      17.4               CIC Trigger Event..............................................     15
      17.5               Code...........................................................     15
      17.6               Person.........................................................     15


ATTACHMENT A: PLANS

                                TRUST AGREEMENT

     This amended and restated Agreement, made as of the 31st day of December 1996, by and between PNC BANK CORP., a corporation duly established and existing under the laws of the Commonwealth of Pennsylvania (the "Company") and NationsBank N.A., a national bank organized under the laws of the United States, with an office in Charlotte, North Carolina (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and its subsidiaries and affiliates are or may become obligated under the employee benefit plans and agreements listed on Attachment A hereto (the "Plans") to make payments to certain of its former, present and future employees and directors (collectively, the "Participants"); and

     WHEREAS, for purposes of ensuring that such payments will not be improperly withheld in the event of a Change in Control of the Company, the Company has heretofore established a grantor trust (the "Trust") pursuant to a Trust Agreement, dated as of January 12, 1991, between the Company and NationsBank N.A., as Trustee, that provides for the funding of benefit obligations under the Plans; and

     WHEREAS, the Company and the Trustee have determined that it is desirable to amend and restate the Trust Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Trustee hereby covenant and agree as follows:

                                   SECTION I

                                   TRUST FUND

     1.1 Name of Trust

     The trust fund referred to herein shall be known as the PNC BANK CORP. BENEFIT FUNDING TRUST.

     1.2 Establishment of Trust Fund

     A trust fund (the "Trust Fund") is hereby established with the Trustee consisting of such sums of money and such other property (including insurance policies) as may be acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee in accordance with the terms hereof and for the purposes hereof. All cash or other property so received, together with the income therefrom, shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income.

     The Trust is intended to be a "grantor trust", within the meaning of
Section 671 of the Code, and the assets thereof at all times shall be subject to the claims of the Company's creditors in the event of the insolvency of the Company. The Company has not and shall not create a security interest in the Trust Fund in favor of any Participant or any of the Plans or any creditor.

     For accounting purposes only, separate accounts may be established for individual Participants in the Plans. Monies allocated to any such individual accounts shall be distributable only to the Participants for whom the accounts are established (or to the beneficiaries of such Participants) pursuant to the provisions of the applicable Plan.

     The Trust Fund shall be held separate and apart from other funds of the Company and shall be used exclusively for the purpose of assuring payment by the Company and its subsidiaries and affiliates of future obligations of the Company and its subsidiaries and affiliates arising under the Plans, except to the extent otherwise set forth herein.

     1.3 Description of Trust

     The Company represents and agrees that the Trust established under this Agreement is intended to fund only the Plans. The Trust is, and is intended to be, a depositary arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion and as required by the terms of Section 3.1 hereof, for the purpose of satisfying future obligations under the Plans. The Company represents that each Plan is an excess benefit plan (within the meaning of Section 3(36) of ERISA), a benefit arrangement for a select group of management or highly compensated active and/or former employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) or is not covered by ERISA. The Company further represents that the Plans are not qualified under Section 401 of the Code and, therefore, are not subject to the Code's requirements applicable to tax-qualified plans.

     1.4 Revocability

     The Trust shall be revocable by the Company, and Participants shall have no right to any part of the Trust Fund; provided, however, that the Trust may not be revoked during a Change in Control Period or after a Change in Control.

     1.5 Acceptance by the Trustee

     The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                                   SECTION II

                                   AUTHORITY

     A designated "Representative" appointed by the Company shall have the authority to act on behalf of the Company, subject to the terms hereof. In its sole discretion, the Representative may designate one or more individuals to act on its behalf. The Trustee shall be entitled to deal with the Representative until notified otherwise by the Company. The Company shall provide the Trustee with a certified list of the names and specimen signatures of its Representative, or any individuals designated by the Representative to act on its behalf, and shall also notify the Trustee in writing, from time to time, of any changes to the names so provided.

     2.1 Distributions from Trust Fund

     The Trustee shall make payments (including the payment of Trust expenses) and other disbursements from the Trust Fund only upon the express written instructions of the Representative or as expressly authorized by the terms of this Agreement. Such payments may be made either directly to the person or persons specified in such written instructions, or deposited in a checking account maintained on behalf of the Trust Fund for the purpose of making payments or disbursements in accordance with the provisions of the Plans.

     2.2 Indemnification

     To the extent permitted by law, the Company shall fully indemnify and hold the Trustee harmless from any liability and expense incident to any act or omission by reason of the Trustee's reliance upon, and compliance with, written instructions issued by the Representative not in contravention of the terms of the Plans.

     2.3 Trustee Responsibility for Payments When Company Is (or Is Deemed To
         Be) Insolvent

         (a) If at any time the Trustee has actual knowledge, or has determined in accordance with Section 2.3(c) below, that the Company is insolvent under the standards set forth in Section 2.3(b) below, the Trustee shall hold for the benefit of, or deliver upon the order of a court of competent jurisdiction, any undistributed portion of the Trust Fund to satisfy the claims of the Company's general creditors.

         (b) The Company shall be considered insolvent for purposes of this Agreement if (i) it is unable to pay its debts as they become due; or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (c) The Company agrees that its Chief Executive Officer or General Counsel, as from time to time acting, shall have the duty to inform the Trustee of the Company's insolvency. The Chief Executive Officer or General Counsel may discharge such obligation through a Representative. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the Company is insolvent in accordance with the standards therefor established in this Agreement, and pending such determination, shall discontinue all payments from the Trust Fund. The Company shall cooperate with the Trustee in its investigation. The Trustee may refuse any request for an analysis of insolvency if such request is received within 90 days of its concluding a prior analysis. The Trustee shall resume payments in accordance with the terms of this Agreement only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company to be insolvent). Nothing in this Agreement shall in any way diminish any rights of any Participant to pursue his or her rights as a general creditor of the Company with respect to benefits under the terms of the Plans.

         (d) Unless the Trustee has received notice or otherwise has actual knowledge of the Company's insolvency or alleged insolvency, the Trustee shall have no duty to inquire as to whether the Company is insolvent.

         (e) If the Trustee discontinues payments to a person from the Trust Fund pursuant to Section 2.3(b) above and subsequently resumes such payments, the first payment to such person following the discontinuance shall include the aggregate amount of all payments which would have been made to such person in accordance with the terms of the Plan during such period, less the aggregate amount of such payments to each person made by or on behalf of the Company during such period, as certified in writing to the Trustee by the Representative.

                                  SECTION III

              EFFECT OF A CIC TRIGGER EVENT OR A CHANGE IN CONTROL

     3.1 Contributions to the Trust

         (a) Upon the occurrence of a CIC Trigger Event or a Change in Control (if no CIC Trigger Event precedes the Change in Control), the Company shall deliver to the Trustee to be held in trust hereunder an amount of cash, marketable securities (valued at fair market value), insurance policies or a combination thereof (the "Required Contribution") equal to the amount, that together with any amounts already held by the Trust Fund, will be sufficient to provide for the obligations of the Company and its subsidiaries and affiliates under the Plans.

Such amount shall be determined by the Company in its discretion, but shall not be less than such amount as would be determined (i) using an annual interest rate assumption of 6%, (ii) using the UP-84 mortality table for benefits payable under the Plans three or more years after the date of the Required Contribution and no mortality assumption for benefits payable less than three years from the date of the Required Contribution, (iii) assuming that, for purposes of determining the amount to be transferred to the Trust with respect to those Plans that are agreements (the "CIC Agreements") providing for the payment of benefits in the event of certain terminations of employment following a Change in Control, that all Participants who are covered by such agreements are terminated without "Cause" (as defined in such agreements) by the Company as of the first day of the applicable "Coverage Period" (as defined in the agreements) and (d) assuming that, for purposes of determining the amount to be transferred to the Trust with respect to each Plan that is not a CIC Agreement, that each Participant terminates employment with the Company and its subsidiaries and affiliates as of the earliest date as of which the Participant is entitled to begin receiving benefits under each such Plan (assuming the Participant terminated employment as of such date). If such Required Contribution is made as the result of a CIC Trigger Event, such Required Contribution, as adjusted for income and losses, shall be returned to the Company upon the written request of the Company; provided, however, that the Required Contribution may not be returned to the Company during the existence of a Change in Control Period or after a Change in Control.

         (b) At twelve-month intervals commencing twelve (12) months after the date a Required Contribution is made pursuant to Section 3.1(a) hereof, unless a Change in Control Period has ceased to exist and no Change in Control has occurred, the Company shall recalculate the Required Contribution that would be required to be delivered pursuant to Section 3.1(a) hereof assuming a CIC Trigger Event occurred as of the end of the month immediately preceding such twelve-month interval date. If the amount so calculated exceeds the fair market value of the Trust Fund's assets, the Company shall promptly (and in no event later than seven (7) days from the date of such twelve-month interval date) pay to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to such excess.

         (c) The Chief Executive Officer or the General Counsel of the Company (or one of their Representatives) shall promptly notify the Trustee in writing of the occurrence of any of the following: a CIC Trigger Event, a Change in Control, or the cessation of a Change in Control Period. After a Change in Control and during the existence of a Change in Control Period: (i) this Trust shall be irrevocable, as provided in Section 3.2; (ii) all payments due in accordance with the provisions of the Plans, as determined by the Trustee in its reasonable judgment, shall be made directly by the Trustee to Participants; and (iii) the Trustee shall not act upon any direction from the Company or the Representative that is contrary to the foregoing provisions.

         (d) The Trustee shall be fully protected in making such payments from time to time in accordance with the provisions of this Section 3.1 and shall be charged with no responsibility whatsoever respecting the application of such monies, except as otherwise required by law.

         (e) The Company shall provide the Trustee with copies of all of the Plan documents, including any amendments thereto.

     3.2 Payments to the Company

         (a) Prior to a Change in Control and other than during the existence of a Change in Control Period, the Company or the Representative may direct the Trustee to pay all or a portion of the Trust Fund to the Company. After a Change in Control and during the existence of a Change in Control Period, neither the Company, nor the Representative shall have any power to direct the Trustee to return to the Company or to pay to others (other than Participants, their beneficiaries or the Company's general creditors) any portion of the Trust Fund prior to the complete satisfaction of the Company's obligations to Participants and their beneficiaries under the terms of the Plans.

         (b) Notwithstanding the provisions of Section 3.2(a), if after a Change in Control or during a Change in Control Period, the Company determines that a portion of the Trust Fund will never be required to satisfy such obligations assuming that the Trust Fund earns a zero rate of return, such portion may be returned to the Company if (a) the Trustee is directed to make such payment by the Company or the Representative and (b) the Trustee has satisfied itself that the amount remaining in the Trust Fund will be sufficient to pay or provide for all future benefits under the Plans using such assumptions as it deems appropriate in its sole discretion; provided, however, that no amounts may be returned to the Company pursuant to this Section 3.2 prior to the third anniversary of the date of a Change in Control.

         (c) Notwithstanding the foregoing provisions of Section 3.2, the Representative may, at any time within sixty days of the date of any payment made by the Company to Participants in satisfaction of the Company's obligations under the Plans, direct the Trustee to reimburse the Company for such payments; provided, however, that such reimbursement shall be made to the Company only to the extent that (i) all amounts due and payable under the Plans have been paid in full and (ii) the Trustee determines that the reimbursement of such amounts will not impair the ability of the Trust to fully fund future benefit payments under the Plans using such assumptions as it deems appropriate in its sole discretion.

     3.3 Disputes Between Participant and Trustee

     It is recognized that a Participant may dispute the amount of benefit paid by the Trustee under one or more Plans, or may assert a right to receive a benefit payment when the Trustee determines that no payment is due to the Participant under one or more Plans. In either such event, the Trustee shall gather information from all sources it may deem appropriate (including the Company) and shall permit the Participant to make a written submission. After consideration of all such materials, the Trustee shall provide the Participant with its decision as rendered in its reasonable judgment. If such decision is adverse to the Participant's claim, the decision shall be accompanied by a written explanation of the basis for the Trustee's decision. The Trustee's decision shall be final and binding. During the period that the Trustee is considering the claim, the Trustee shall make payment of only the amount of benefits (if any) as to which there is no dispute. If the Trustee then reaches a decision that the Participant's benefits should have been increased, it shall make a single sum payment equal to the excess of the revised benefit amount over the amount actually paid together with simple interest at a rate of 9% per annum from each benefit payment date to the date of the lump sum payment.

     3.4 Insufficiency of Trust Fund

     If, as of the date of any payment of Plan benefits from the Trust Fund, the Trustee determines that the Trust Fund is insufficient to provide for the payment to Participants of the full amount of their Plan benefits to be paid as of such date, the amount of Plan benefits paid to each Participant from the Trust Fund as of such date shall be reduced in proportion to the ratio which the aggregate fair market value of the Trust Fund bears to the aggregate amount otherwise payable at that time to each such Participant. At all times the Company and its subsidiaries and affiliates shall continue to be fully liable for the payment of all Plan benefits notwithstanding any insufficiency of the Trust Fund.

                                   SECTION IV

                          INVESTMENT OF THE TRUST FUND

     4.1 General

     Except as otherwise provided herein, the Trustee shall invest and reinvest the assets of the Trust Fund in accordance with the written directions of the Representative or its designate.

     4.2 Appointment of Investment Managers by the Company

     Before a Change in Control and other than during a Change in Control Period, the Company or the Representative, in their sole discretion, may appoint one or more Investment Managers (including the Trustee) to manage and control the assets of the Trust Fund. Any Investment Manager so appointed shall be either: (a) an investment adviser registered as such under the Investment Advisers Act of 1940, as amended; (b) a bank, as defined in that Act; (c) an insurance company qualified to perform investment management services under the laws of more than one state; or (d) a subsidiary or affiliate of the Company authorized to perform investment management services. Any Investment Manager shall certify in writing that it is qualified to act in such capacity, and acknowledge that it assumes the fiduciary duties established by this Agreement.

     4.3 Allocation of Assets by the Company for Investment

     Before a Change in Control and other than during a Change in Control Period, the Company or the Representative shall direct the manner of allocation among Investment Managers of assets of the Trust Fund, and may direct the transfer of assets between its managers on reasonable notice to the Trustee and any affected Investment Manager. An Investment Manager designated to manage assets allocated to it shall have exclusive authority to manage, acquire and dispose of such assets subject to any investment policy that may, from time to time, be established by the Representative or the Company.

     Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, where such act or omission would be a breach of the fiduciary responsibility of such Investment Manager, the Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of such Investment Manager or by reason of its failure to exercise any power or authority with respect to allocated assets because of the failure of the Investment Manager to issue proper and timely directions to the Trustee.

     4.4 Investment Responsibility of the Trustee

     After a Change in Control and during any Change in Control Period, the Trustee shall have responsibility for the management and control of the assets of the Trust Fund, subject to any investment policy (a "Pre-CIC Investment Policy") established by the Company or the Representative prior to the commencement of the Change in Control Period or the Change in Control (if no Change in Control Period precedes the Change in Control). After a Change in Control and during any Change in Control Period, the Trustee may continue to retain or terminate the services of any Investment Manager previously appointed by the Company or the Representative, and in its sole discretion, exercise the powers described in Sections 4.2 and 4.3 hereof (without regard to the limitation on the exercise all of such powers by the Company or the Representative to periods prior to a Change in Control and other than during a Change in Control Period) subject to the terms of any Pre-CIC Investment Policy.

     4.5 Investment Powers of Trustee

     In addition to any power granted under any statute or laws pertaining to the investment of trust assets, the Trustee's investment powers shall include, but shall not be limited to, the investment of trust assets in the following:

         (a) bonds or other obligations of the United States of America, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States, or any agency thereof;

         (b) open-end or closed-end investment companies that offer investment funds, the assets of which correspond to those described under (a) above with at least $10 billion under management;

         (c) savings accounts, certificates of deposit and other types of time deposits with any financial institution or quasi-financial institution whose combined capital and surplus is not less than $1 billion, including the Trustee's banking department; and

         (d) to the extent permitted by applicable law, any collective, common or pooled trust fund operated by the Trustee, the assets of which primarily correspond to those described under (a) above, but which also may include bonds or obligations of non-governmental issuers which are rated among the top three ratings categories of any nationally recognized rating agency. The provisions of any such collective, common or pooled investment trust shall be incorporated herein by reference during, but only during the period that any portion of this Trust Fund is a part of such trust.

     Prior to a Change in Control and other than during any Change in Control Period, the Trustee shall exercise the powers set forth in this Section 4.5 only in accordance with the directions of the Representative or its designee. After a Change in Control and during any Change in Control Period the Trustee shall have full discretion to exercise the powers set forth in this Section 5, subject to the terms of any Pre-CIC Investment Policy.

     4.6 Administrative Powers of the Trustee

     The Trustee is authorized and empowered to:

         (a) sell, exchange, convey, transfer or otherwise dispose of, any property, real or personal, held in the Trust Fund and to make any sale by private contract or public auction, and for cash or credit, or partly for cash and partly for credit, and no person dealing therewith shall be bound to see the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or disposition;

         (b) vote in person or by proxy any stocks, bonds or other securities held in the Trust Fund, without any obligation to inquire as to or follow the wishes of the Company or the Representative with respect to such voting;

         (c) exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to such conversion or exercise;

         (d) join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Trust Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as may be deemed advisable, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same without any duty to sell;

         (e) borrow or raise monies from any lender, excluding the Trustee in its corporate capacity, if permitted by law, for the benefit of the Trust Fund and in conjunction with its duties under this Agreement, in such amount and upon such terms and conditions as may be deemed advisable; and for any sums so borrowed to issue promissory notes and to secure the repayments thereof by mortgaging or pledging all or any part of the Trust Fund except any common, collective or pooled trust units which may be held in the Trust Fund; and no person lending money to the Trust Fund shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

         (f) cause any investment of the Trust Fund to be registered in, or transferred into, the Trustee's name or the names of a nominee or nominees, or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (g) purchase or otherwise acquire and make payment therefor from the Trust Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust Fund and its operation, or believed to be in the best interests of the Trust Fund, except the Trustee or Investment Manager may not obtain any insurance whose premium obligation extends to the Trust Fund which would protect the Trustee or Investment Manager against their liability for breach of fiduciary duty;

         (h) defend against or participate in any legal actions involving the Trust Fund in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Trust Fund unless paid by the Company; provided, however, that the Trustee or Investment Manager shall not be entitled to costs if either shall have committed a breach of fiduciary duty;

         (i) compromise, compound and settle any debt or obligation due to the Trust Fund and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation; or

         (j) enforce any right, obligation or claim in its absolute discretion and in general to protect in any way the interest of the Trust Fund, either before or after default with respect to any such right, obligation or claim, and in case it shall consider such action in the best interest of the Trust Fund, in its absolute discretion to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal, which at any time may be held by it.

     The Trustee shall at all times be authorized and empowered to exercise all of the powers listed in this Section 4.6; provided that, prior to a Change in Control and other than during the existence of a Change in Control Period the Trustee shall exercise the powers described in clauses (b), (d), (e), (h), (i) and (j) of this Section 4.6 only if it has not received direction from the Representative, otherwise it shall be obligated to follow the direction of the Representative.

                                   SECTION V

                                DIVERSIFICATION

     Prior to a Change in Control and other than during the existence of a Change in Control Period, the Company or its Representative shall be solely responsible for the manner in which investments of the Trust Fund are prudently diversified. After a Change in Control and during the existence of a Change in Control Period, the Trustee shall be responsible for the manner in which Trust Fund investments are prudently diversified, subject to any Pre-CIC Investment Policy.

     The Trustee shall have no liability or responsibility for the diversification of the investments of the Trust Fund: (a) held in any account under the direction of an Investment Manager, or (b) when the Trust Fund is managed in accordance with the written directions of the Representative or its designee.

                                   SECTION VI

                            FIDUCIARY RESPONSIBILITY

     The Representative, the Trustee, and any designated Investment Manager shall, under those circumstances where each or any of them are charged with the responsibility for the investment management of assets of the Trust Fund, discharge their duties as provided in this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with the like aims and by diversifying the investments held hereunder so as to minimize the risk of large losses, unless under the circumstances, it would clearly not be prudent to do so; provided, however, that the Representative, the Trustee, or any designated Investment Manager does not guarantee (a) the Trust Fund in any manner against investment loss or depreciation in asset value, or (b) the adequacy of the Trust Fund to meet and discharge all or any liabilities of the Plans.

     The Representative, the Trustee, or any designated Investment Manager may, in its discretion, keep such portion of the Trust Fund in cash or cash balances as it may deem reasonably necessary from time to time, and shall keep such portion of the Trust Fund in cash or cash balances as may be required to meet contemplated payments from the Trust Fund. No liability shall accrue for any interest on any cash balances so maintained.

     The Representative, or the Trustee is specifically authorized to appoint ministerial agents as to part or all of the Trust Fund and functions incident thereto where, in its sole discretion, such delegation is necessary, appropriate or desirable to facilitate the operations of the Trust Fund and consistent with the purposes of the Trust Fund.

                                  SECTION VII

                        TAXES AND TRUSTEE'S COMPENSATION

     7.1 Trustee's Compensation

     The Trustee shall be entitled to such reasonable compensation for services rendered as mutually agreed upon in writing with the Company, and shall be reimbursed for all reasonable expenses (except those arising from a breach of fiduciary duty) incurred by the Trustee as a result of the performance of its duties hereunder, including, but not limited to, legal and accounting expenses incurred as a result of disbursements and payments made by the Trustee, and reasonable compensation for agents, counsel or other services rendered to the Trustee by third parties, and expenses incident thereto. Any such compensation, and reimbursement for any such expenses shall be paid by the Trust Fund to the Trustee, unless paid by the Company.

     7.2 Taxes

     The Trustee shall notify the Representative of any tax assessments that it receives on any property held in the Trust Fund, and, unless notified to the contrary by the Representative within ninety (90) days, shall either pay or pay over to the Company funds sufficient to cover such assessments if so directed by the Representative. If the Representative notifies the Trustee within said period that such assessments are invalid or that they should be contested, the Trustee shall take whatever action is indicated in the notice received from the Representative, including contesting the assessment or litigating any claims.

     Notwithstanding anything herein to the contrary, the Company shall at all times be responsible for the payment and reporting of taxes due on the income and gains of the Trust Fund, and for the withholding, payment, and reporting of any and all taxes withheld from payments from the Trust Fund to Participants under the Plans (or to their designated beneficiaries). The Trustee shall notify the Company or its Representative of the income and gains of the Trust Fund in order to facilitate the Company's responsibilities in regard to such payment and reporting of taxable income of the Trust Fund. The Trustee shall pay over to the Company such sums as may be required for payment of withholding tax obligations with respect to benefit payments under the Plans made by the Trustee from the Trust Fund; provided, however, that no amounts shall be paid from the Trust Fund with respect to withholding tax obligations other than those that arise as of the date of actual payment of benefits from the Trust Fund to a Participant. The Company shall notify the Trustee of any and all amounts to be withheld from any payments to be made to individual Participants (or to their designated beneficiaries) and issue directions to the Trustee regarding payment over to the Company of such sums so withheld. The Trustee shall have no duty or obligation to determine the actual taxable income to be paid by the Company on the income and gains of the Trust Fund, or of any amount of federal, state, or local income taxes to be withheld, reported, or paid by, or on behalf, of any Participant or their designated beneficiaries. However, it shall be the duty of the Trustee to file, or cause to be filed, any Fiduciary Tax Return that may be required under Section 671 of the Code.

                                  SECTION VIII

                          BOOKS, RECORDS AND ACCOUNTS

     The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder (including those transactions related to accounts under the management of a designated Investment Manager) and all such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Representative.

     Within a reasonable time period following the close of each fiscal year of the Trust Fund, and within one hundred twenty (120) days, or such other agreed upon time, following the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Representative a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the fiscal year, or other period from the close of the preceding report to the date of such removal, resignation or termination, including a description of all securities and investments then held in the Trust Fund, and such other information customarily provided by the Trustee.

     Upon the expiration of one hundred eighty (180) days following the close of a fiscal year of the Trust Fund for which an annual accounting is filed, or ninety (90) days from the date of filing of any interim accounting, the Trustee shall, to the extent permitted by law, be forever released and discharged from any liability or accountability to anyone for clerical errors apparent on the face of such accounting.

     No participant or beneficiary under the Plans, shall have the right to demand or be entitled to any accounting by the Trustee, other than those to which they may be entitled under the law.

     Notwithstanding any other provision hereof or of the Plans, the Trustee shall not be subject to any liability for any act or omission, regardless of its nature, after three (3) years following the date on which a plaintiff had actual knowledge of such act or omission; provided, however, that in the case of fraud or concealment the Trustee may be held liable at any time within six
(6) years after the date of discovery of such error or omission.

     The Trustee shall determine the fair market value of the Trust Fund in its customary manner at such times as may be required by the Representative, or in order to carry out the provisions of the Plans.

     All records and accounts maintained by the Trustee with respect to the Trust Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company or the Representative in writing of its intention, and transferring to the Company or to the Representative any such books, records, and accounts as requested. The Trustee shall have the right to preserve all books, records, or accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                   SECTION IX

                       RESIGNATION AND REMOVAL OF TRUSTEE

     The Trustee may be removed by the Company at any time upon written notice to the Trustee to that effect; provided, however, that after a Change in Control or during the existence of a Change in Control Period the Trustee may not be removed by the Company without the written consent of at least seventy-five percent (75%) of the Participants as of the date of removal who were Participants as of the day preceding the Change in Control or the commencement of the Change in Control Period (if removal or the Trustee is to occur during a Change in Control Period). The Trustee may resign as Trustee of the Trust Fund upon written notice to that effect delivered to the Company.

     Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of ninety (90) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon by the Company and the Trustee.

     In the event of removal or resignation, a successor trustee shall be appointed by the Company to become Trustee as of the time such removal or resignation becomes effective; provided, however, that after a Change in Control and during the existence of a Change in Control Period any appointment of a successor trustee must be approved in writing by at least seventy-five percent (75%) of the Participants as of the date of appointment who were Participants as of the day preceding the Change in Control or the commencement of the Change in Control Period (if the appointment is to occur during the Change in Control Period). No successor trustee appointed hereunder shall be held responsible or liable for the acts or omissions of its predecessor trustee.

     Upon the appointment of a successor trustee, the retiring Trustee shall endorse, transfer, assign, convey and deliver to the successor trustee all of the funds, securities and other property then held by it in the Trust Fund, except such amounts as it may consider necessary to cover its compensation and its expenses in connection with the settlement of its accounts and the delivery of the Trust Fund to the successor trustee. The balance remaining of any amount so reserved shall be transferred and paid over to the successor trustee promptly upon settlement of its accounts, subject to the right of the retiring Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

     Nothing herein shall be construed to deny the Trustee the right to a settlement of its accounts either by: (a) a receipt and release executed by the Company; or (b) settlement by order of a court of competent jurisdiction.

                                   SECTION X

                           AMENDMENT AND TERMINATION

     10.1 Prior to a Change in Control and Other Than During a Change in Control Period. Prior to a Change in Control and other than during a Change in Control Period, the Company may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement without the consent of any Participant; provided, however, that (a) no amendment shall be made to this Trust Agreement or the Plans that will cause this Trust Agreement, the Plans or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (b) no amendment will be made that will cause the assets of the Trust Fund to be taxable to Participants prior to the distribution of benefits therefrom, and (c) no amendment shall increase the duties or responsibilities of the Trustee, unless the Trustee consents thereto in writing.

     10.2 Following a Change in Control or During a Change in Control Period. Following a Change in Control and during the existence of a Change in Control Period, this Trust Agreement may be amended (subject to the restrictions set forth in the provisos Section 10.1) only with the prior written consent of seventy-five percent (75%) of the Participants as of the date of the amendment who were Participants immediately preceding the Change in Control or the Change in Control Period (if the amendment occurs during a Change in Control Period). Upon receipt of a request from the Company for an amendment, the Trustee shall be responsible for attempting to secure such consents in a timely fashion, and unless ordered by a court of competent jurisdiction, shall not reveal to the Company or to any other person any information concerning such consents, except whether the required majority has been achieved.

     10.3 Compliance with ERISA and the Code. Notwithstanding anything in this
Section X to the contrary, this Trust Agreement and the Plans shall be amended from time to time (without the consent of any Participant) to (a) maintain the "unfunded" status of the Plans for purposes of ERISA and the Code, (b) maintain the Trust as a "grantor trust" for purposes of the Code, (c) ensure that contributions to the Trust by the Company will not result in the recognition of income by Participants and that income and gains of the Trust Fund will not constitute taxable income to the Trust or Participants, and (d) ensure that benefits paid to Participants from the Trust Fund will be deductible by the Company in the year of payment (but only to the extent that any such amendment does not result in a material detriment to Participants).

     10.4 Execution of Amendments. The Company and the Trustee shall execute such amendments to this Trust Agreement as shall be necessary to give effect to any amendment made pursuant to this Article X.

     10.5 Winding Up. The Trust Fund shall remain in existence until the Plans are terminated and all benefits payable thereunder are paid to Participants or their designated beneficiaries. Upon payment of or provision for all such benefits pursuant to the terms of the Plans, this Trust Fund shall be terminated and any assets remaining in the Trust Fund shall be distributed to the Company, pursuant to the directions of the Representative.

     In making such distribution, the Trustee shall presume that such distribution is in full compliance with, and is not in violation of, any applicable law regulating the termination of the Plans, and the Trustee may require the Company or the Representative to furnish it with evidence that such distribution does not violate any applicable law. The Company shall assume all liability of any kind whatsoever arising from any such distribution made by the Trustee to the Company or at the direction of the Representative as a result of the termination of the Plans, and shall indemnify and save harmless from any attempt to impose any liability on the Trustee with respect to such distributions.

     In no event shall this Trust continue for a period longer than twenty-one years following the date of death of the last surviving individual who is a Participant in any of the Plans on the date of execution of this Trust Agreement.

                                   SECTION XI

                            CONSOLIDATION OR MERGER

     Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any corporation succeeding to the trust business of the Trustee, shall become the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties thereto.

                                  SECTION XII

                               SPENDTHRIFT TRUST

     The rights, benefits, and payments of any Participant or designated beneficiary payable under the Plans and the assets of the Trust Fund shall not be subject in any manner to anticipation, sale, assignment, alienation, transfer, pledge, encumbrance, or charge, voluntary or involuntary, by any Participant or beneficiary. Any attempt by a Participant or beneficiary to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. The assets of the Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary entitled to benefits under the Plans and such benefits shall not be considered an asset of a Participant or a beneficiary in the event of his or her insolvency or bankruptcy.

                                  SECTION XIII

                            PARTICIPATING EMPLOYERS

     13.1 Adoption of Trust by Affiliated Employers. The Company may from time to time consent to the participation in this Trust by any of its subsidiaries or affiliates. The Company may require, as a condition of the joining of the Trust by any such entity, that such entity take such action as is necessary to establish that any plan arrangement or agreement which such entity maintains (or is a party to) meets the criteria described in Section 1.3, and may adopt a supplement or supplements to this Trust setting forth the identity of the plan, arrangement or agreement involved and special rules, if any, as to the interests of persons covered by such other plan.

     13.2 Actions by Affiliates. Any subsidiary or affiliate participating hereunder shall become a party to the Trust and become an "Employer" hereunder when its Board of Directors delivers a resolution to the Company approving such action along with an adoption agreement, in the form prescribed by the Representative, executed by its officers. A copy thereof shall be filed with the Trustee. Any such Employer shall contribute its allocable share to the cost of maintaining and administering the Trust so long as it remains a party to the Trust.

     13.3 Company Amends on Behalf of All Employers. The Company shall have the right to amend the Trust Agreement on behalf of all Employers. However, all of the other provisions of this Trust Agreement (specifically including, but not limited to, Sections 1.3, 2.3 and 3.3) shall apply to the separate share of the Trust Fund attributable to an Employer, mutatis mutandis.

     13.4 Any Employer May Terminate. The right is reserved by each Employer to terminate the Trust with respect to Participants who are employed by it; provided, however, that after a Change in Control and during the existence of a Change in Control Period, an Employer may not terminate the Trust with respect to Participants who were Participants immediately prior to the CIC Trigger Event or the Change in Control (if no CIC Trigger Event precedes the Change in Control). In the event that any subsidiary or affiliate of the Company shall withdraw or shall be deemed to have withdrawn from participation in the Plan, the Representative shall instruct the Trustee in writing as to the disposition to be made pursuant to the Plan of that portion of the Trust Fund held for employees of such withdrawing subsidiary or affiliate. Any corporation into which an Employer may merge, or with which it may be consolidated, or any corporation resulting from such merger or consolidation or which otherwise succeeds to substantially all of the assets of such entity shall be and shall continue as that entity for all purposes of this Trust Agreement without the execution or filing of any additional instrument or the performance of any further act; provided, that it continues to meet the definition of "Employer" as set forth in this Trust Agreement.

                                  SECTION XIV

                                 CHOICE OF LAW

     This Trust Agreement shall be construed and enforced, to the extent possible, according to the laws of the State of North Carolina, and all provisions hereof shall be administered according to the laws of said State and any federal laws, regulations or rules which may from time to time be applicable.

                                   SECTION XV

                  NECESSARY PARTIES; THIRD PARTY BENEFICIARIES

     (a) To the extent permitted by law, prior to a Change in Control and other than during the existence of a Change in Control Period, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee, and no Participant or designated beneficiary under the Plans, or other person having an interest in the Trust Fund, shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceedings shall, to the extent permitted by law, be conclusive upon all persons claiming under this Trust Agreement or the Plans.

     (b) Participants in the Plans are intended to be third-party beneficiaries of this Agreement and shall be entitled to enforce the terms of this Agreement to the same extent as a party hereto.

                                  SECTION XVI

                  SUCCESSORS TO THE COMPANY AND ITS AFFILIATES

     In addition to any obligations imposed by law upon any successor(s) to the Company and the Employers, the Company and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company and the Employers to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Employers would be required to perform it if no such succession had taken place; in the event of such a succession, references to "Company" and "Employers" herein shall thereafter be deemed to include such successor(s).

                                  SECTION XVII

                                  DEFINITIONS

     17.1 A "Change in Control" means: a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

         (a) any Person, excluding employee benefit plans of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a Change in Control if the Board of Directors of the Company (the "Board") approves such acquisition either prior to or immediately after its occurrence;

         (b) the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

         (c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

         (d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

         (e) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

         (f) the Board determines that a Change in Control has occurred.


Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of the Company shall not by itself constitute a "Change in Control."

     17.2 "CIC Failure" means the following:

         (a) with respect to a CIC Trigger Event described in Section 17.4(a), the Company's shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or

         (b) with respect to a CIC Trigger Event described in Section 17.4(b), the proxy contest fails to replace or remove a majority of the members of the Board.

     17.3 "Change in Control Period" means the period beginning on the date of a CIC Trigger Event and ending on the earlier of the date of a CIC Failure or the occurrence of a Change in Control; provided, however, that a Change in Control Period shall not terminate if subsequent to the commencement of the Change in Control Period another CIC Trigger Event occurs and a CIC Failure has not occurred with respect to that CIC Trigger Event.

     17.4 "CIC Trigger Event" means the occurrence of either of the following:

         (a) the Board or the Company's shareholders approve a transaction described in Subsection (b) of the definition of Change in Control contained in
Section 17.1 hereof; or

         (b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

     17.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     17.6 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

                                        PNC BANK CORP

                                        By: /s/ WILLIAM E. ROSNER
                                            -----------------------------
                                            Senior Vice President

ATTEST:

/s/ THOMAS R. MOORE
-------------------------------
Assistant Corporate Secretary

                                        NationsBank N.A.

                                        By: /s/ SCOTT SLOCUM
                                            ------------------------------
                                            Vice President

ATTEST:

/s/ CATHY DYER
-------------------------------
Vice President

                                 ATTACHMENT "A"

                                     PLANS

                     PNC BANK CORP. SUPPLEMENTAL INCENTIVE
                                  SAVINGS PLAN

                     PNC BANK CORP. SUPPLEMENTAL EXECUTIVE
                     RETIREMENT INCOME AND DISABILITY PLAN

                    PNC BANK CORP. SUPPLEMENTAL PENSION PLAN

                   PNC BANK CORP. SUPPLEMENTAL EXECUTIVE LIFE
                      INSURANCE AND SPOUSE'S BENEFIT PLAN

                       PNC BANK CORP. DIRECTOR'S DEFERRED
                               COMPENSATION PLAN

               PITTSBURGH NATIONAL BANK DEFERRED DIRECTOR'S FEES

                     PNC BANK CORP. AND AFFILIATES DEFERRED
                               COMPENSATION PLAN

                   ALL CHANGE IN CONTROL SEVERANCE AGREEMENTS
                      ENTERED INTO BETWEEN PNC BANK CORP.
                      AND EXECUTIVES OF PNC BANK CORP. AND
                        ITS SUBSIDIARIES AND AFFILIATES